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                                                                    Exhibit 23.6

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-13171 of Renaissance Cosmetics, Inc. of our report dated January 17, 1997 on the statement of direct revenues and direct expenses of the Mass Fragrance Business of The Proctor & Gamble Company for the year ended June 30, 1996 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

March 21, 1997